Execution Version

STOCK TRANSFER AGREEMENT

This Stock Transfer Agreement (this “Agreement”) is made and entered into as of August 1, 2012, (the “Effective Date”) by and among Polygon Recovery Fund L.P., a Cayman Islands limited partnership (“Purchaser”) and the sellers listed on Schedule A hereto (collectively, “Seller”).

WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from Seller the number of shares of common stock of Nextwave Wireless Inc. (the “Company”) as set forth on Schedule A hereto;

NOW, THEREFORE, for good and valuable consideration, the parties hereby agree as follows.

1.

SALE AND PURCHASE OF SHARES.  On the Effective Date and subject to the terms and conditions of this Agreement, Seller hereby sells to Purchaser, and Purchaser hereby purchases from Seller an aggregate of 2,500,000 (two million five hundred thousand) shares of the Company’s Common Stock, (collectively, the “Shares”) in the proportions set forth on Schedule A hereto, for an aggregate purchase price of $0.01 (the “Purchase Price”).

2.

CLOSING.

2.1

Closing Date.  The closing of the purchase and sale of the Shares as contemplated by Section 1 shall take place on the date that is five (5) business days after the Effective Date, or at such other time and date as the Seller and the Purchaser mutually agree upon orally or in writing (which time and date are designated as the “Closing”).

2.2

Deliveries.  At the Closing, (i) the Seller agrees to deliver to the Company all stock certificates representing the Shares duly endorsed for transfer to the Purchaser (or accompanied by separate duly executed stock powers in favor of the Purchaser) and any other documentation reasonably requested by the Company and/or the Purchaser to effect the transfer of the Shares in accordance with the terms hereof and (ii) the Purchaser agrees to pay the Purchase Price for the Shares to the Seller by check or wire transfer.

3.

REPRESENTATIONS AND WARRANTIES OF PURCHASER.  Purchaser represents and warrants to Seller as follows.

3.1

Authority.  Purchaser has full organizational and legal power and authority under its organizational documents, applicable law and otherwise to enter into and perform its obligations under this Agreement.  Purchaser  has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization as the type of entity that it purports to be and all corporate or other entity actions necessary to authorize the transactions contemplated by this Agreement have been duly taken.  The signatory executing this Agreement on behalf of Purchaser is qualified and has the power to act and is properly exercising his, her, or its powers under the organizational documents of the Purchaser in connection with the execution and delivery of this Agreement and consummation of the transactions contemplated hereby.

3.2

Purchase for Own Account for Investment.  Purchaser is purchasing the Shares for Purchaser’s own account, for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act of 1933, as amended (the “1933 Act”).  Purchaser was not formed for the specific purpose of acquiring the Shares.

3.3

Accredited Investor.  Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act.

3.4

Access to Information; Sophisticated Purchaser.  Purchaser (a) is a sophisticated entity familiar with transactions similar to those contemplated by this Agreement, (b) has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the purchase of the Shares, (c) has independently and without reliance upon Seller, and based on such information and the advice of such advisors as Purchaser has deemed appropriate, made its own analysis and decision to enter into this Agreement.  Purchaser has not relied on Seller for any information regarding the Company, the Shares, or the value of any of the Shares.  Purchaser acknowledges that none of Seller or its affiliates is acting as a fiduciary or financial or investment adviser to Purchaser, and that none of Seller or its affiliates has given Purchaser any investment advice, opinion or other information on whether the purchase of the Shares is prudent.  Purchaser acknowledges that (i) Seller currently may have, and later may come into possession of, information with respect to the Company that is not known to Purchaser and that may be material to a decision to purchase the Shares (“Purchaser Excluded Information”), (ii) Purchaser has determined to purchase the Shares notwithstanding its lack of knowledge of the Purchaser Excluded Information and (iii) Seller shall have no liability to Purchaser, and Purchaser waives and releases any claims that it might have against Seller whether under applicable securities laws or otherwise, with respect to the nondisclosure of the Purchaser Excluded Information in connection with the sale of the Shares and the transactions contemplated by this Agreement.  Purchaser understands that Seller will rely on the accuracy and truth of the foregoing representations, and Purchaser hereby consents to such reliance.

3.5

Purchaser’s Qualifications.  Purchaser either alone or with its purchaser representative(s) (as defined in Rule 501(h) of Regulation D, promulgated under the 1933 Act), has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of this prospective investment, has the capacity to protect Purchaser’s own interests in connection with this transaction, and is financially capable of bearing a total loss of the Shares.  Furthermore, Purchaser is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risk of this investment indefinitely.

3.6

No General Solicitation.  At no time was Purchaser presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television, Internet or other form of general advertising or solicitation in connection with the Shares.

3.7

Compliance with Securities Laws.  Purchaser understands and acknowledges that, in reliance upon the representations and warranties made by Purchaser herein, the Shares have not been and are not being registered with the Securities and Exchange

Commission under the 1933 Act, and have not been and are not being qualified under any other state securities or blue sky laws, but instead are being transferred under an exemption or exemptions from the registration and qualification requirements of the 1933 Act or other applicable securities laws which impose certain restrictions on Purchaser’s ability to transfer the Shares.

4.

REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to the Purchaser as follows.

4.1

Transfer for Own Account.  Seller is selling the Shares for Seller’s own account only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the 1933 Act.  No portion of the Purchase Price will be received indirectly by the Company.

4.2

No General Solicitation.  At no time has Seller presented Purchaser or any other party with or solicited Purchaser or any other party through any publicly issued or circulated newspaper, mail, radio, television, Internet or other form of general advertising or solicitation in connection with the transfer of the Shares.

4.3

No Broker-Dealer.  Seller has not effected this transfer of the Shares by or through a broker-dealer in any public offering.

4.4

Title to Shares.  Seller has valid marketable title to the Shares, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest.  Upon the sale and transfer of the Shares, and payment therefor, in accordance with the provisions of this Agreement, Purchaser will acquire valid marketable title to the Shares, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest.

4.5

Authority.  Seller has full organizational and legal power and authority under its organizational documents, applicable law and otherwise to enter into and perform its obligations under this Agreement and to transfer the Shares under this Agreement.  Seller has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization as the type of entity that it purports to be and all corporate or other entity actions necessary to authorize the transactions contemplated by this Agreement have been duly taken.  The signatory executing this Agreement on behalf of Seller is qualified and has the power to act and is properly exercising his, her, or its powers under the organizational documents of the Seller in connection with the execution and delivery of this Agreement and consummation of the transactions contemplated hereby.

4.6

Access to Information; Sophisticated Seller.  Seller (a) is a sophisticated entity familiar with transactions similar to those contemplated by this Agreement, (b) has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Shares, and (c) has independently and without reliance upon Purchaser, and based on such information and the advice of such advisors as Seller has deemed appropriate, made its own analysis and decision to enter into this Agreement. Seller has not relied on Purchaser for any information regarding the Company, the Shares, or the value of any of the Shares.  Seller acknowledges that none of Purchaser or its affiliates is acting as a fiduciary or financial or investment adviser to Seller, and that none of Purchaser or its affiliates has given Seller any investment advice, opinion or other information on whether the sale of the Shares is prudent.  Seller acknowledges that (i) Purchaser currently may have, and later may come into possession of, information with respect to the Company that is not known to Seller and that may be material to a decision to sell the Shares (“Seller Excluded Information”), (ii) Seller has determined to sell the Shares notwithstanding its lack of knowledge of the Seller Excluded Information and (iii) Purchaser shall have no liability to Seller, and Seller waives and releases any claims that it might have against Purchaser whether under applicable securities laws or otherwise, with respect to the nondisclosure of the Seller Excluded Information in connection with the sale of the Shares and the transactions contemplated by this Agreement.  Seller understands that Purchaser will rely on the accuracy and truth of the foregoing representations, and Seller hereby consents to such reliance.

5.

GENERAL PROVISIONS.

5.1

Fees and Expenses.  Irrespective of whether the Closing is effected, each party shall pay all costs and expenses it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

5.2

Successors and Assigns; Assignment.  Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.

5.3

Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to that body of laws pertaining to conflict of laws.

5.4

Dispute Resolution.  The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the federal or state courts located in the State of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal or state courts located in the State of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

5.5

Notices.  Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following:  (a) at the time of personal delivery, if delivery is in person; (b) one (1) business day after deposit with an express overnight courier for United States deliveries, or (c) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries.  All notices not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address set forth below the signature lines of this Agreement or at such other address as such other party may designate by one of the indicated means of notice herein to the other party hereto.  A “business day” shall be a day, other than Saturday or Sunday, when the banks in the city of New York are open for business.

5.6

Further Assurances.  The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

5.7

Titles and Headings.  The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement.

5.8

Entire Agreement.  This Agreement and the documents referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

5.9

Severability.  If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto.  If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.  Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

5.10

Amendment and Waivers.  This Agreement may be amended only by a written agreement executed by each of the parties hereto.  No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought.  Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns.  No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance.  No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

5.11

Public Disclosure.  Each party acknowledges that the other party is obligated to disclose and file a copy of this Agreement in connection with such party’s disclosure obligations under its Schedule 13D pursuant to the United States federal securities laws and agrees that nothing in this Agreement shall restrict the other party’s ability to make such disclosures or filing.

5.12

Counterparts; Facsimile Signatures.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.  This Agreement may be executed and delivered by facsimile or other means of electronic delivery and upon such delivery the signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

[Signature page follows]

IN WITNESS WHEREOF, the Seller and Purchaser have each executed this Stock Transfer Agreement, as of the Effective Date.

SELLER:

Each of the following:

AVENUE AIV U.S., L.P.

By:

Avenue AIV US Genpar, LLC its general partner

By: /s/ Sonia Gardner

Name:  Sonia Gardner

Title:

Member

Address:  399 Park Avenue, 6th Floor, New York, NY 10022

AVENUE INVESTMENTS, L.P.

By:

Avenue Partners, LLC, its general partner

By:/s/ Sonia Gardner

Name:  Sonia Gardner

Title:

Member

Address:  399 Park Avenue, 6th Floor, New York, NY 10022

AVENUE SPECIAL SITUATIONS FUND IV, L.P.

By:

Avenue Capital Partners IV, LLC, its general partner

By:

GL Partners IV, LLC, its managing member

By: /s/ Sonia Gardner

Name:  Sonia Gardner

Title:

Member

Address:  399 Park Avenue, 6th Floor, New York, NY 10022

[SIGNATURE PAGE TO STOCK TRANSFER AGREEMENT]

PURCHASER:

POLYGON RECOVERY FUND, L.P.

By:

Polygon Global Partners LP, its investment manager

By: /s/ Reade Griffith

Name:  Reade Griffith

Title:

Principal

Address:  399 Park Avenue, 22nd Floor, New York, NY 10022

[SIGNATURE PAGE TO STOCK TRANSFER AGREEMENT]

SCHEDULE A

Seller	Number of Shares
Avenue AIV U.S., L.P., a Delaware limited partnership	2,397,367
Avenue Investments, L.P., a Delaware limited partnership	7,409
Avenue Special Situations Fund IV, L.P., a Delaware limited partnership	95,224